(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.645.5500

MKS Instruments Reports Third Quarter 2008 Financial Results

Andover, Mass., October 22, 2008 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported third quarter 2008 financial results.

Sales were $157.4 million, down 8 percent from $171.0 million in the second quarter of 2008 and down 13 percent from $181.0 million in the third quarter of 2007.

Net income was $6.8 million, or $0.14 per diluted share, compared to $9.2 million, or $0.18 per diluted share, in the second quarter of 2008 and $21.4 million, or $0.37 per diluted share, in the third quarter of 2007.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, totaled $8.9 million, or $0.18 per diluted share, compared to $10.5 million, or $0.21 per diluted share, in the second quarter of 2008 and $22.0 million, or $0.38 per diluted share, in the third quarter of 2007.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “Despite an increasingly difficult environment in the third quarter, we continued to penetrate the high-growth solar market with 27 percent sales growth quarter over quarter. This progress reduced the impact of lower spending for semiconductor capital equipment in a cyclical industry downturn. Our cash position remained strong.

“Given the current challenging macroeconomic environment, we expect fourth quarter sales could decline and range from $130 to $140 million, with income above breakeven. Net income could range from $0.01 to $0.09 per diluted share on approximately 50 million shares outstanding, and non-GAAP net earnings could range from $0.00 to $0.07 per diluted share.”

Management will discuss third quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-257-2182 for domestic callers and 303-262-2140 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through October 29, 2008, dial 303-590-3000, pass code 11120704#.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30, 2008	September 30, 2007	June 30, 2008
Net sales	$157,364	$181,014	$171,002
Cost of sales	94,425	104,416	100,514

Gross profit	62,939	76,598	70,488
Research and development	19,528	17,159	20,486
Selling, general and administrative	33,460	32,494	35,113
Amortization of acquired intangible assets	1,963	3,877	1,984

Income from operations	7,988	23,068	12,905
Gain (Impairment) of investments	506	—	(251)
Interest income, net	1,326	4,010	1,636

Income before income taxes	9,820	27,078	14,290
Provision for income taxes	3,029	5,696	5,056

Net income	$6,791	$21,382	$9,234

Net income per share:
Basic	$0.14	$0.38	$0.19
Diluted	$0.14	$0.37	$0.18
Weighted average shares outstanding:
Basic	48,730	56,809	49,691
Diluted	49,898	57,482	50,866
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$6,791	$21,382	$9,234
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	1,963	3,877	1,984
Expense (Benefit) for income taxes (Note 1)	819	(1,847)	—
Tax effect of adjustments	(709)	(1,427)	(717)

Non-GAAP net earnings (Note 2)	$8,864	$21,985	$10,501

Non-GAAP net earnings per share (Note 2)	$0.18	$0.38	$0.21

Weighted average shares outstanding — diluted	49,898	57,482	50,866

Note 1: The three month period ended September 30, 2008 includes a net tax expense for discrete items of $819 attributable to the booking of a valuation allowance on state tax credits of $2,651 partially offset by a benefit of $1,832 for discrete items related to the reversal of FIN 48 reserve items as a result of a statute of limitations expiration. The three month period ended September 30, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended September 30,
	2008	2007
Net sales	$521,814	$596,424
Cost of sales	306,480	340,934

Gross profit	215,334	255,490
Research and development	59,263	53,809
Selling, general and administrative	100,282	102,998
Amortization of acquired intangible assets	7,052	12,092

Income from operations	48,737	86,591
Impairment of investments	(906)	—
Interest income, net	5,138	10,896

Income before income taxes	52,969	97,487
Provision for income taxes	16,562	26,288

Net income	$36,407	$71,199

Net income per share:
Basic	$0.73	$1.26
Diluted	$0.71	$1.24
Weighted average shares outstanding:
Basic	50,051	56,661
Diluted	51,112	57,582
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$36,407	$71,199
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	7,052	12,092
Expense (Benefit) for income taxes (Note 1)	819	(1,847)
Foreign exchange gain from legal entity restructuring (Note 2)	(2,669)	—
Tax effect of adjustments	(1,630)	(4,454)

Non-GAAP net earnings (Note 3)	$39,979	$76,990

Non-GAAP net earnings per share (Note 3)	$0.78	$1.34

Weighted average shares outstanding — diluted	51,112	57,582

Note 1: The nine month period ended September 30, 2008 includes a net tax expense for discrete items of $819 attributable to the booking of a valuation allowance on state tax credits of $2,651 partially offset by a benefit of $1,832 for discrete items related to the reversal of FIN 48 reserve items as a result of a statute of limitations expiration. The nine month period ended September 30, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits.

Note 2: Selling, general and administrative expenses for the nine month period ended September 20, 2008 includes a foreign exchange gain of $2,669 related to the Company’s legal entity restructuring of certain foreign operations.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2008	December 31, 2007
ASSETS
Cash and short-term investments	$257,212	$323,765
Trade accounts receivable	104,558	107,504
Inventories	142,680	150,731
Other current assets	38,178	27,980

Total current assets	542,628	609,980
Property, plant and equipment, net	79,760	81,365
Goodwill	337,765	337,473
Other acquired intangible assets	29,089	36,141
Other assets	9,768	11,301

Total assets	$999,010	$1,076,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$18,310	$20,203
Accounts payable	25,405	28,683
Accrued expenses and other liabilities	42,733	46,859

Total current liabilities	86,448	95,745
Long-term debt	540	5,871
Other long-term liabilities	21,459	20,635
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	632,428	685,465
Retained earnings	247,718	255,244
Other stockholders’ equity	10,304	13,187

Total stockholders’ equity	890,563	954,009

Total liabilities and stockholders’ equity	$999,010	$1,076,260